                            [GRAPHIC OMITTED] MISONIX

FOR IMMEDIATE RELEASE

         Misonix Contact:                            Investor Relations Contact:
         Richard Zaremba                             Jordan M. Darrow
         Chief Financial Officer                     Darrow Associates, Inc.
         631-694-9555                                631-367-1866
         invest@misonix.com                          jdarrow@optonline.net

               MISONIX REPORTS FISCAL 2006 SECOND QUARTER RESULTS

FARMINGDALE, NY -- February 14, 2006 -- Misonix, Inc. (Nasdaq: MSON), a
developer of ultrasonic medical device technology for the treatment of cancer and other health conditions, today announced the results of the Company's second quarter and six months ended December 31, 2005. Highlights for the quarter include:

    o    Received 510(k) clearance from the Food and Drug Administration ("FDA")
         for the Sonatherm 600 system for soft tissue ablation using High
         Intensity Focused Ultrasound ("HIFU")

    o    Strengthened European operations with key sales force additions

    o    Signed agreements for distribution of the SB500(R) in Germany, Austria,
         Switzerland and Hungary

    o    Successfully treated 38 patients in our multi-site European clinical study with the SB500(R)

    o    Successfully completed our first human procedure with the ultrasonic bone cutter at the University of Pittsburgh

    o    Sonora Medical successfully introduced another new product for the diagnosis and testing of ultrasonic probes

Fiscal 2006 Second Quarter Results
----------------------------------

Revenues for the three months ended December 31, 2005 were $10.3 million, a 3%
decrease when compared with revenues of $10.6 million for the same period in fiscal 2005. Medical device products revenues decreased 4% to $5.5 million and laboratory and scientific products revenues decreased 2% to $4.8 million. The decrease in medical device products revenues was attributable to a 17% decrease in therapeutic medical device products revenues to $2.6 million, partially offset by an 11% increase in diagnostic medical device products revenues to $2.9 million. The decrease in laboratory and scientific products revenues was mainly attributable to a 43% reduction in sales of ductless fume enclosures and related products, and a 14% reduction in wet scrubber products, partially offset by a
24% increase in sales of laboratory ultrasonic products and

                                        5

a 10% increase in sales of Labcaire products, primarily endoscope cleaning and disinfecting units.

The Company recorded a net loss for the second fiscal quarter 2006 of $507,000, or $.07 loss per fully diluted share, compared with net income of $178,000, or
$.03 per fully diluted share for the same period in fiscal 2005.

The Company reported a backlog of unfilled orders as of December 31, 2005 of
$8.9 million, a 13% increase when compared with $7.9 million as of June 30,
2005. Medical device products backlog was $7.1 million and laboratory and scientific products backlog was $1.8 million.

Fiscal 2006 First Half Results
------------------------------

Revenues for the six months ended December 31, 2005 were $19.4 million, an 8%
reduction when compared with revenues of $21.1 million for the same period in fiscal 2005. Medical device products revenues decreased 10% to $10.4 million and laboratory and scientific products revenues decreased 6% to $8.9 million. The
Company recorded a net loss for the six months ended December 3, 2005 of $1.8 million, or $.26 loss per fully diluted share, compared with net income of
$595,000, or $.09 per fully diluted share, for the same period in fiscal 2005.

Commenting on the fiscal 2006 second quarter results, Michael A. McManus, Jr.,
President and CEO of Misonix, said, "Sales of our medical device products continue to be lower than expected. Our major distributors experienced slower sales in the period from July thru December. Indications from our distributors are that they expect sales to pick up over the next six months. We continue to work with these distributors on product development and strategies to increase market share.

"We previously announced our notice from the FDA of 510(k) clearance for the laproscopic use of HIFU for treatment of soft tissue. This is an important milestone for Misonix as it marks the first product approved for laproscopic
HIFU treatment in the United States. This approval is an example of our investment strategy to bring unique products to market. This truly is a groundbreaking event for Misonix.

"Our development of the European market for the SB500 for prostate cancer treatment continues as we added new distributors. We are also making progress on the completion of the first multi-center study of the application of HIFU for the treatment of prostate cancer. We continue to teach and train doctors in the use of HIFU and we will be participating in the European Urology Association meeting as well as the American Urology Association Meeting in Atlanta this spring.

"We continued to perform clinical treatments of wounds with our ultrasonic wound debrider and accelerated discussions toward a distribution agreement with several large potential partners. With a backdrop of success for all debridement treatments and a good response from patients to date, we are focusing our efforts on structuring the best deal with the right partner. We are very pleased with our progress to date.

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"We continue to evaluate strategic alternatives for our Laboratory and
Scientific businesses. We have received several bids to date and will continue to review our options. We will be thoughtful and patient in this process as there is no need to sell these businesses.

"It is important to reiterate that our primary focus is to build our presence in the medical device field. We believe that we have unique ultrasound technology and have successfully delivered this technology to the market. We have a pipeline of new and approved products that are expected to be brought to market in the near future. These new products for wound debridement and bone cutting should create incremental sales in markets that are considerably larger than those we are currently in. These are in addition to the exciting HIFU opportunities we have in the kidney, liver and breast markets. As we have expressed before, there are very promising studies from all over the world that support the unique benefits of HIFU and our goal is to be a major participant in this market, both in the United States and internationally.

"While we remain comfortable with sales of medical devices improving over the next six months, the result of our second quarter suggests that we should not continue to give guidance for our expected results for fiscal 2006."

Conference Call and Web Cast
----------------------------

As previously announced, the Company has scheduled a conference call and Web cast to discuss the Company's second quarter fiscal year 2006 financial results today, February 14, 2006, at 4:30 PM Eastern time. The conference call will be broadcast live on the Internet via the Investor Relations section of the
Company's Web site at www.misonix.com. Alternatively, participants may join the conference call by dialing 800-329-9097 (domestic) or 617-614-4929
(international) and entering the reservation code 63753637. Participants should use these access methods about 10 minutes prior to the start time.

For those unable to attend the live results broadcasts, replays will be available beginning approximately one hour after the events. Replay information will be posted on the Misonix Web site following the conclusion of the live broadcasts. There is no charge for participants to access the live broadcasts or replays.

About Misonix

Misonix develops, manufactures, and markets medical, scientific, and industrial ultrasonic and air pollution systems. Misonix's ultrasonic platform is the basis for several innovative medical technologies. Misonix has a minority equity position in Focus Surgery, Inc. which uses high intensity focused ultrasound technology to destroy deep-seated cancerous tissues without affecting surrounding healthy tissue. Addressing a combined market estimated to be in excess of $3 billion annually, Misonix's proprietary ultrasonic medical devices are used for wound debridement, cosmetic surgery, neurosurgery, laparoscopic surgery, and other surgical and medical applications. Additional information is available on the Company's Web site at www.misonix.com.

                                      # # #

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With the exception of historical information contained in this press release, content herein may contain "forward looking statements" that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of
1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. In particular, the Company may not be successful in its efforts with respect to strategic opportunities for its Laboratory and Scientific Division and the affect this activity may have on the other businesses within the Company. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include general economic conditions, delays and risks associated with the performance of contracts, uncertainties as a result of research and development, potential acquisitions, consumer and industry acceptance, litigation and/or court proceedings, including the timing and monetary requirements of such activities, regulatory risks including approval of pending and/or contemplated
510(k) filings, the ability to achieve and maintain profitability in the
Company's business lines, and other factors discussed in the Company's Annual
Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current
Reports on Form 8-K.

                                      * * *
                               (tables to follow)

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                                  MISONIX, INC.
                      Consolidated Statements of Operations
                                    Unaudited

                                             Three Months Ended                    Six Months Ended
                                                 December 31,                         December 31,
                                             2005           2004                 2005             2004
                                         ---------------------------         ----------------------------

Net sales                                $10,268,386     $10,637,212         $19,379,958      $21,137,278

Cost of goods sold                         6,404,865       6,190,554          12,079,906       12,279,880
                                         ---------------------------         ----------------------------

Gross profit                               3,863,521       4,446,658           7,300,052        8,857,398

Selling expenses                           1,686,837       1,491,506           3,248,471        2,931,315
General and administrative expenses        2,290,680       2,001,231           5,025,542        3,742,125
Research and development expenses            846,996         880,190           1,763,736        1,621,958
                                         ---------------------------         ----------------------------

Total operating expenses                   4,824,513       4,372,927          10,037,749        8,295,398
                                         ---------------------------         ----------------------------

(Loss) income from operations               (960,992)         73,731          (2,737,697)         562,000

Total other income                           139,332         150,554             314,191          353,893
                                         ---------------------------         ----------------------------

(Loss) income before minority interest
and income taxes                            (821,660)        224,285          (2,423,506)         915,893

Minority interest in net income of
consolidated subsidiaries                      2,785          11,807              19,124           27,246
                                         ---------------------------         ----------------------------

(Loss) income before income taxes           (824,445)        212,478          (2,442,630)         888,647

Income tax (benefit) expense                (317,340)         34,142            (630,162)         294,044
                                         ---------------------------         ----------------------------

Net (loss) income                          ($507,105)       $178,336         ($1,812,468)        $594,603
                                         ===========================         ============================

Net (loss) income per share-basic             ($0.07)          $0.03              ($0.26)           $0.09
                                         ===========================         ============================

Net loss) income per share-diluted            ($0.07)          $0.03              ($0.26)           $0.09
                                         ===========================         ============================

Weighted average common shares-basic       6,856,981       6,773,953           6,844,802        6,757,870
                                         ===========================         ============================

Weighted average common shares-diluted     6,856,981       6,948,470           6,844,802        6,954,005
                                         ===========================         ============================

                                        9

                                  MISONIX, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                               UNAUDITED             AUDITED
                                                                             DEC. 31, 2005        JUNE 30, 2005
                                                                             -------------        --------------

ASSETS
Current Assets:
Cash and cash equivalents                                                    $   2,718,435        $    2,484,534
Accounts receivable, net of allowance
for doubtful accounts of $544,368 and $405,998, respectively                     7,419,824            11,757,827
Inventories                                                                     11,414,570             9,780,501
Income tax receivable                                                              754,031               224,734
Deferred income taxes                                                            1,072,514               964,426
Prepaid expenses and other current assets                                          729,795             1,336,104
                                                                             -------------        --------------
Total current assets                                                            24,109,169            26,548,126

Property, plant and equipment, net                                               6,101,123             6,409,835
Deferred income taxes                                                               26,304               244,769
Goodwill                                                                         4,473,713             4,473,713
Other assets                                                                       443,399               409,493
                                                                             -------------        --------------
Total assets                                                                 $  35,153,708        $   38,085,936
                                                                             =============        ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Revolving credit facilities                                                      1,989,205             1,883,193
Accounts payable                                                                 5,072,975             5,482,313
Accrued expenses and other current liabilities                                   2,006,255             2,901,247
Current maturities of long-term debt and capital lease obligations                 389,398               376,148
                                                                             -------------        --------------
Total current liabilities                                                        9,457,833            10,642,901

Long-term debt and capital lease obligations                                     1,139,094             1,240,324
Deferred income taxes                                                                    0               270,884
Deferred income                                                                    456,500               508,582

Minority interest                                                                  348,209               329,085

Stockholders' equity:
Capital stock, $0.01 par - shares authorized 10,000,000; 6,935,319 and
6,902,752 issued and 6,857,519 and 6,824,952 outstanding, respectively              69,353                69,028
Additional paid-in capital                                                      24,177,665            23,619,281
Retained (deficit) earnings                                                       (211,302)            1,601,166
Treasury stock, 77,800 shares                                                     (412,424)             (412,424)
Accumulated other comprehensive income                                             128,780               217,109
                                                                             -------------        --------------
Total stockholders' equity                                                      23,752,072            25,094,160
                                                                             -------------        --------------

Total liabilities and stockholders' equity                                   $  35,153,708        $   38,085,936
                                                                             =============        ==============

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